STATE STREET BANK AND TRUST COMPANY
							CUSTODIAN FEE SCHEDULE
								ROYCE 100 FUND

_____________________________________________________________________


I.	A. INTERNATIONAL PORTFOLIO AND FUND ACCOUNTING
	Includes: Maintaining multicurrency investment ledgers, and providing position and income reports.
	Maintaining general ledger and capital stock accounts in compliance with GAAP (FAS 52).
	Preparing daily trial balances.  Calculating net asset values daily.  Providing selected
	general ledger reports.  Securities yield or market value quotations will be provided to State
	Street by the fund or via State Street's pricing service (See Section III).  (The fee is
	calculated using basis points per portfolio per annum:  1 basis point = 0.01%).

			First  $  50 Million (Net Asset Value)		5 bpts
			Next $  50 Million						    3 bpts
			Over $100 Million						    1/2 bpt

	B. DOMESTIC PORTFOLIO AND FUND ACCOUNTING

					First $20 Million					1/ 15 of 1%
					Next $80 Million		            1/ 30 of 1%
					Excess								1/100 of 1%

II.	GLOBAL CUSTODY

	Maintain custody of fund assets.  Settle portfolio purchases and sales.  Report buy and sell
	fails.  Determine and collect portfolio income.  Make cash disbursements and report cash
	transactions in local and base currency.  Withhold foreign taxes.  File foreign tax
	reclaims. Monitor corporate actions.  Report portfolio positions.

	A. Country Grouping
	Group A			Group B			Group C					Group D
	-------			-------			-------					-------
	Australia		Austria			Botswana				Argentina
	Canada			Belgium			Brazil					Bangladesh
	Denmark			Finland			China					Bolivia *
	Euroclear		Hong Kong		Czech Republic			Chile
	France			Indonesia		Ecuador *				Colombia
	Germany			Ireland			Egypt					Cyprus
	Italy			Malaysia		Ghana					Greece
	Japan			Mexico			Israel					Hungary
	New Zealand		Netherlands		Kenya					India
	Spain			Norway			Luxembourg				Jamaica *
	Switzerland		Philippines		Morocco					Jordan
	U.K.			Portugal		South Africa			Mauritus
					Singapore		Sri Lanka				Namibia
					Sweden			Taiwan					Pakistan
					Thailand		Trinidad and Tobago *	Peru
									Turkey					Poland
									Zambia					Slovakia
									Zimbabwe				South Korea
															Tunisia
															Uruguay
	* 17f-5 Ineligible at this time							Venezuela





	B. Transaction Charges
				Group A		Group B		Group C		Group D
				-------		-------	   	-------		-------
				$25			$50			$100		$150


	C. Holding Charges in Basis Points (Annual Fee)
		Group A		Group B		Group C		Group D		Group E
		-------		-------		-------		-------		-------
		1.5		   	5.0			15.0		40			50

	*   Excludes: agent, depository and local auditing fees
	** Transaction charges waived if brokerage provided by National Securities Company.

	UNITED STATES - for each line item processed

	State Street Bank Repos										$     0

	DTC or Fed Book Entry										$  12.00

	New York Physical											$  25.00

	PTC Buy/Sell												$  20.00

	All other Trades											$  16.00

	Maturity Collections										$   8.00

	Option charge for each option written or closing contract,
	per issue, per broker										$  25.00

	Option expiration/Option exercised							$  15.00

	Interest Rate Futures -- no security movement			    $   8.00

	Monitoring for calls and processing coupons --
	for each coupon issue held - monthly charge					$   5.00

	Holdings Charge per Security								$      0

	Principal Reduction Payments Per Paydown			 		$  10.00

	Dividend Charges (For items held at the Request of Traders
	over record date in street form)							$  50.00

III.PRICING SERVICE

	Monthly Base Fee per portfolio								$ 200.00

	Monthly Quote Charge: (based on the average number of positions in portfolio)
	- Foreign Equities and Bonds 					 		    $   6.00
	- Listed Equities, OTC Equities, and Bonds					$   3.00



IV.	SPECIAL SERVICES

	Fees for activities of a non-recurring nature such as fund consolidations or reorganizations,
	extraordinary security shipments and the preparation of special reports will be subject to
	negotiation.  Fees for tax accounting/recordkeeping for options, financial futures,
	standardized yield calculation, securities lending and other special items will be
	negotiated separately.


V.	OUT-OF-POCKET EXPENSES

	A billing for the recovery of applicable out-of-pocket expenses will be made as of the
	end of each month.  Out-of-pocket expenses include, but are not limited to the following:

	Telephone/Telexes
	Wire Charges
	Postage and Insurance
	Courier Service
	Duplicating
	Legal Fees
	Transfer Fees
	Sub-custodian Out-of-Pocket Charges
	(e.g., Stamp Duties, Registration, etc.)
	Price Waterhouse Audit Letter
	Federal Reserve Fee for Return Check items over $2,500 - $4.25
	GNMA Transfer -- $15.00 each













ROYCE 100 FUND						STATE STREET BANK & TRUST CO.


By:	________________________		By:	____________________________

Title:	________________________	Title:	____________________________

Date:	________________________	Date:	____________________________

